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                                                                   EXHIBIT 10.1

SILICON VALLEY BANK

                           LOAN AND SECURITY AGREEMENT

BORROWER: INFINIUM SOFTWARE, INC.
ADDRESS:  25 COMMUNICATIONS WAY
          HYANNIS, MASSACHUSETTS 02601

DATE:     OCTOBER 26, 2001

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Silicon") and the borrower named above (the "Borrower"), with offices located at the above address ("Borrower's Address"). The Schedule and Exhibits to this Agreement (the "Schedule" and the "Exhibits," respectively) shall for all purposes be deemed to be part of this Agreement, and the same are integral parts of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.       LOANS.

         1.1 LOANS. Silicon will make loans to Borrower (the "Loans") up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and subject to deduction of any Reserves for accrued interest and such other Reserves as Silicon reasonably deems proper from time to time.

         1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Silicon's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Silicon may, in its discretion, charge interest to Borrower's Deposit Accounts maintained with Silicon.

         1.3 OVERADVANCES. If at any time or for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit (an "Overadvance"), Borrower shall immediately pay the amount of the excess to Silicon, upon written notice or demand. Without limiting Borrower's obligation to repay to Silicon on demand the amount of any Overadvance, Borrower agrees to pay Silicon interest on the outstanding amount of any Overadvance (by way of clarification the amount in excess of the Credit Limit), on demand, at a rate equal to the interest rate which would otherwise be applicable to the Overadvance, plus an additional two percent (2%) per annum.

         1.4 FEES. Borrower shall pay Silicon the fees shown on the Schedule, which are in addition to all interest and other sums payable to Silicon and are not refundable.

         1.5 LETTERS OF CREDIT. At the request of Borrower, Silicon may, in its commercially reasonable discretion and in good faith, issue or arrange for the issuance of letters of credit for the account of Borrower, in each case in form and substance satisfactory to Silicon in its commercially reasonable discretion (collectively, "Letters of Credit"). The aggregate face amount of all outstanding Letters of Credit from time to time (plus all Silicon exposure under any foreign exchange contracts) shall not exceed the amount shown on the Schedule (the "Letter of Credit Sublimit"), and shall be reserved against Loans which would otherwise be available hereunder. Borrower shall pay



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all bank charges (including charges of Silicon) for the issuance of Letters of
Credit, together with such additional fee as Silicon's letter of credit department shall charge in connection with the issuance of the Letters of Credit, which such fees shall not exceed Silicon's then standard fees for letters of credit. Any payment by Silicon under or in connection with a Letter of Credit shall constitute a Loan hereunder on the date such payment is made. Unless otherwise agreed by the parties in writing, each Letter of Credit shall have an expiry date no later than thirty days prior to the Maturity Date. Borrower hereby agrees to indemnify, save, and hold Silicon harmless from any loss, cost, expense, or liability, including payments made by Silicon, reasonable expenses, and reasonable attorneys' fees incurred by Silicon arising out of or in connection with any Letters of Credit, except to the extent such loss, cost, expense or liability is due to the gross negligence or willful misconduct of Silicon. Borrower agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Silicon and opened for Borrower's account or by Silicon's interpretations of any Letter of Credit issued by Silicon for Borrower's account, and Borrower understands and agrees that Silicon shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto, except to the extent due to the gross negligence or willful misconduct of Silicon. Borrower understands that Letters of Credit may require Silicon to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank, except to the extent due to the gross negligence or willful misconduct of Silicon. Borrower hereby agrees to indemnify and hold Silicon harmless with respect to any loss, cost, expense, or liability incurred by Silicon under any Letter of Credit as a result of Silicon's indemnification of any such issuing bank. The provisions of this Loan Agreement, as it pertains to Letters of Credit, and any other present or future documents or agreements between Borrower and Silicon relating to Letters of Credit are cumulative, provided that to the extent of any inconsistency between this Loan Agreement and a letter of credit application, the terms of this Loan Agreement shall control.

2.       SECURITY INTEREST.

         2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, and the performance of each of the Borrower's duties under this Agreement and all documents executed in connection herewith, Borrower hereby grants to Silicon a continuing security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Inventory, Equipment, Receivables, and General Intangibles, including, without limitation, all of Borrower's Intellectual Property, all of Borrower's Deposit Accounts, Investment Property, and all money, and all property now or at any time in the future in Silicon's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, except in such circumstances where the Borrower receives the proceeds on behalf of, or for the benefit of, a third party (other than Silicon) proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Silicon may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral"). The security interest granted herein shall be a first priority security interest in the Collateral. Silicon may, while an Event of Default exists, place a "hold" on any Deposit Account pledged as collateral.

         2.2 CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. In anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 Official Text of the Uniform Commercial Code ("Revised Article 9"), it is hereby agreed that applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of the Borrower, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired. If the Borrower shall at any time, whether or not


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Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim with an anticipated value in excess of $250,000.00, as defined in Revised Article 9, the Borrower shall promptly notify Silicon in a writing signed by the Borrower of the brief details thereof and grant to Silicon in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Silicon.

         2.3 EXCLUDED COLLATERAL. Notwithstanding the foregoing provisions of this Section 2, such grant of a security interest shall not extend to, and the term "Collateral" shall not include any contract, license, lease or other agreement to which the Borrower is party as licensee, lessee or otherwise, to the extent that (i) such contract, license or agreement is not assignable or capable of being encumbered as a matter of law or under the terms of such contract, license, lease or other agreement (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include
(A) any and all proceeds of such contracts, licenses, leases and other agreements to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any licensor, lessor or other applicable party consent with respect to any such otherwise excluded contract, license, lease or other agreement being obtained, thereafter such contract, license, lease or other agreement, as the case may be, as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral". Further, the term "Collateral" shall not include the assets of Borrower's subsidiary, Cort Directions, Inc., or any stock of Cort Directions, Inc. owned by Borrower, all as more fully described in
Section 5.5 of this Loan Agreement.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

         In order to induce Silicon to enter into this Agreement and to make Loans, Borrower represents and warrants to Silicon as follows, and that Borrower will at all times comply with all of the following covenants:

         3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's articles or certificate of incorporation, Borrower's by-laws, or to the extent it would have a material adverse effect on the Borrower, any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

         3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names used in the last five years. Borrower shall give Silicon 30 days' prior written notice before changing its name or doing any material amount of business under any other name. Borrower has complied, and will in the future comply in all material respects, with all laws relating to the conduct of business under a fictitious business name.

         3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral in excess of $20,000.00 per location is located only at the locations set forth on the Schedule. Borrower will give Silicon at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, changing its state of formation or moving any of the Collateral to a location other than Borrower's Address or




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one of the locations set forth on the Schedule, or such other location for which
Borrower has furnished notice to Silicon, other than Collateral that is in transit or temporarily removed from such locations.

         3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment and Real Property which are leased by Borrower. Items which are leased are not owned by Borrower and therefore are not Collateral. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Silicon and the Collateral against all material claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower will not become a lessee under any new real property lease pursuant to which the lessor may obtain any rights in any of the Collateral (except as may constitute Permitted Liens) and no such lease shall in the future, prohibit, restrain, or impair Borrower's right to remove its books and records from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Silicon, use its reasonable efforts to cause such third party to execute and deliver to Silicon, in form reasonably acceptable to Silicon, such waivers and subordinations as Silicon shall specify, so as to ensure that Silicon's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply in all material respects with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

         3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

         3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

         3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles, except for footnotes and year end adjustments, and now and in the future will completely and accurately reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now and will continue to be solvent, which shall be defined as the ability of the Borrower to pay its financial obligations in the normal course of business as they become due.

         3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, or the filing of any tax returns or reports, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate process promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the process, and takes such reserves as may be required by Silicon and/or GAAP. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could reasonably be expected to result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all lawfully required amounts with respect to all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any material liability of Borrower, including any material liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.




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         3.9      COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

         3.10 LITIGATION. Except as disclosed in the Schedule or otherwise previously disclosed to Silicon in writing, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may reasonably be expected to result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future instituted by or against Borrower involving any single claim of $200,000 or more, or involving $500,000 or more in the aggregate.

         3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for working capital purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

4.       RECEIVABLES.

         4.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and warrants to Silicon as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made,
(i) except with respect to any Receivable relating to maintenance revenues or for which Borrower bills in advance, represent an undisputed bona fide existing obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business, and (ii) meet the Minimum Eligibility Requirements set forth in
Section 8 below.

         4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Silicon as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct in all material respects and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all material respects what they purport to be, and all signatories and endorsers have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall comply in all material respects with all applicable laws and governmental rules and regulations. All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

         4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrower shall deliver to Silicon transaction reports and loan requests and schedules of all Receivables, and schedules of collections, all on Silicon's standard forms, which hall conform to generally accepted standards in the banking industry; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Silicon's security interest and other rights in all of Borrower's Receivables, nor shall Silicon's failure to advance or lend against a specific Receivable affect or limit Silicon's security interest and other rights therein. The Borrower shall furnish Silicon with its initial loan request thirty
(30) days prior to the requested funding date, and one (1) business day prior to each subsequent requested funding date. Together with each such loan request, or later if requested by Silicon, Borrower shall furnish Silicon with copies (or, at Silicon's request, originals) of all contracts, orders, invoices, and other similar documents, as requested by Silicon, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Silicon an aged accounts receivable trial balance in such form and at such intervals as set forth in the Schedule. In addition, Borrower shall deliver to Silicon the originals of all instruments, chattel paper, security agreements, guarantees and other documents and



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property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrower shall also provide Silicon with copies of all credit memos, upon Silicon's request.

         4.4 COLLECTION OF RECEIVABLES. Borrower shall cause the Account Debtors to remit all Receivables to Silicon and Silicon shall hold all payments on, and proceeds of, Receivables in a lockbox account, or such other "blocked account" as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may specify. All such payments on, and proceeds of, Receivables shall be applied to the Obligations in such order as Silicon shall determine. Silicon or its designee may, at any time reasonably necessary to enforce and/or preserve Silicon's security in the Receivables, notify Account Debtors that the Receivables have been assigned to Silicon.

         4.5. REMITTANCE OF PROCEEDS. At any time there are any borrowings outstanding under this Loan Agreement, all proceeds arising from the disposition of any Collateral (other than Collateral comprised of Investment Property held by a third party, provided that such Investment Property is subject to an Account Control Agreement in form and substance reasonably satisfactory to Silicon) shall be delivered, in kind, by Borrower to Silicon in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as Silicon shall determine; provided that, if no Default or Event of Default has occurred, Borrower shall not be obligated to remit to Silicon the proceeds of the sale of worn out or obsolete equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate sale price of $50,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Silicon. Nothing in this Section 4.5 limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

         4.6 DISPUTES. Borrower shall notify Silicon promptly of all disputes or claims in excess of $150,000.00 relating to Receivables. Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Silicon on the regular reports provided to Silicon; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Silicon may, at any time after the occurrence of and during the continuance of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Silicon considers advisable in its reasonable credit judgment and, in all cases, Silicon shall credit Borrower's Loan account with only the net amounts received by Silicon in payment of any Receivables.

         4.7 RETURNS. Provided no Event of Default has occurred and is continuing, and further provided that Borrower does not, in good faith, dispute the return, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to Silicon in accordance herewith). In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall (i) hold the returned Inventory in trust for Silicon, (ii) segregate all returned Inventory from all of Borrower's other property, and (iii) immediately notify Silicon of the return of any Inventory with a value in excess of $50,000.00, specifying the reason for such return, the location and condition of the returned Inventory.

         4.8 VERIFICATION. Silicon may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Silicon or such other name as Silicon may choose.

         4.9 NO LIABILITY. Silicon shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle,




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collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Silicon be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Silicon from liability for its own gross negligence or willful misconduct.

5.       ADDITIONAL DUTIES OF THE BORROWER.

         5.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

         5.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in the form and amounts as set forth in the certificate of insurance attached hereto, and Borrower shall provide evidence of such insurance to Silicon, so that Silicon is reasonably satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Silicon shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which, if paid with respect to the loss or damage of equipment, shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at Borrower's expense. Notwithstanding anything in this Loan Agreement to the contrary, nothing herein shall be construed to prohibit the payment of insurance proceeds received by the Borrower on behalf of, or for the benefit of, a third party, to such third party.

         5.3 REPORTS. Borrower, at its expense, shall provide Silicon with the written reports set forth in the Schedule.

         5.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one Business Day's prior notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. Silicon shall keep confidential all information obtained in any such inspection or audit using the same degree of care Silicon uses to protect and keep confidential its own confidential information, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $600 per person per day (or such higher amount as shall represent Silicon's then current standard charge for the same), plus reasonable out of pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining Silicon's written consent (which consent shall not be unreasonably withheld), which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Silicon the same rights with respect to access to books and records and related rights as Silicon has under this Loan Agreement, provided that such third party agrees to be bound by the confidentiality provision in Section 10 of this Loan Agreement. Borrower waives the benefit of any accountant-client privilege.

         5.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, Borrower shall not, without Silicon's prior written consent, do any of the following: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except for the sale of finished Inventory and the license of intellectual property rights in Borrower's intellectual property in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business; (v) store any Inventory or other Collateral with any warehouseman or other third party unless Borrower has used commercially reasonable efforts to obtain a waiver of lien;
(vi) sell any Inventory on a sale-or-return, guaranteed sale,




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consignment, or other contingent basis; (vii) make any loans of any money or other assets, except for (a) additional loans to foreign subsidiary companies in an amount not to exceed $800,000.00 in the aggregate outstanding at any time, or
(b) additional loans to Cort Directions, Inc. a/k/a Infinium Advantage Business Unit (hereinafter referred to as "Cort") in an amount not to exceed $200,000.00 in the aggregate outstanding at any time; or (c) loans to employees in an amount not to exceed $100,000.00 in the aggregate outstanding at any time; (viii) incur any debts outside the ordinary course of business, except to subsidiary companies in an amount not to exceed $500,000.00 in the aggregate outstanding at any time; (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity, except on behalf of subsidiary companies up to $100,000.00 in the aggregate; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower);
(xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, except up to 300,000 shares after the date hereof (not to exceed $200,000.00) in the aggregate with respect to stock options for employees; (xii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or (xiv) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section 5.5 are only permitted if no Default or Event of Default would occur as a result of such transaction. Notwithstanding anything herein or elsewhere to the contrary, the parties agree: (1) the assets of whatever nature residing with Cort as reflected in the books and records of Borrower are hereby excluded as Collateral and shall not be included as Eligible Receivables; (2) the covenants and other terms and conditions under this Loan Agreement shall not apply to the activities, business interests and assets of Cort; (3) nothing in this Loan Agreement shall be construed to restrict, prohibit or otherwise limit Borrower's ability to sell Cort in whole or in part whether by sale of all or substantially all of Cort's assets, by the sale of all or a majority of the stock in Cort, or by such other means as Borrower and purchaser of Cort may agree; and (4) the stock of Cort owned by Borrower shall not be "Collateral" hereunder.

         5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to Silicon, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding, provided such shall be during ordinary business hours and not interfere with Borrower's business.

         5.7 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Silicon, to execute all documents and take all actions, as are reasonably necessary in order to perfect and maintain Silicon's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

6.       TERM.

         6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"); provided that the Maturity Date may be extended upon written agreement of the parties hereto.

         6.2 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said Letters of Credit, pursuant to Silicon's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the commercially reasonable discretion of Silicon to the extent provided in this Agreement, Silicon may, in its sole discretion, refuse to make any further Loans after termination of this



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Agreement. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and the termination of the availability of any further Loans, Silicon shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Silicon's security interests.

7.       EVENTS OF DEFAULT AND REMEDIES.

         7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Borrower or any of Borrower's officers, or authorized employees as set forth in
Schedule 7.1A attached hereto and made a part hereof, now or in the future, shall be untrue or misleading in a material respect; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation or other indebtedness to Silicon under this Loan Agreement; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit and are not promptly reduced in accordance with Section 1.3; or (d) Borrower shall fail to comply with any of the financial covenants set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within 5 Business Days after written notice from Silicon; or (f) (i) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) with respect to an amount in excess of $100,000.00 is made on all or any part of the Collateral , or (ii) the service of process upon Silicon seeking to attach by trustee, mesne, or other process, any of the Borrower's funds on deposit with , or assets of the Borrower in the possession of, Silicon with a value in excess of $50,000.00; or
(g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or (i) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, pursuant to a written subordination agreement, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or
(n) there shall be a change in the record or beneficial ownership of an aggregate of more than 50% of the outstanding shares of stock of Borrower (except for estate planning and related vehicles and transfer of ownership), in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Silicon; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its material property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be (i) a material impairment in the perfection or priority of Silicon's security interest in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; (iii) a material impairment of the prospect of




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repayment of any portion of the Obligations; or (q) an Event of Default under the IP Security Agreement executed in connection with this Agreement shall occur.

         7.2 REMEDIES. Upon the occurrence and during the continuing of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Silicon without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as it is reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;
(g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Silicon to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; (h) Offset against any sums in any of Borrower's general, special or other Deposit Accounts with Silicon; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent (4%) per annum. All exercise of remedies by or on behalf of Silicon shall be done in a commercially reasonable manner.

         7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least ten days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the



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collateral in general, non-specific terms; (iii) The sale is conducted at a place reasonably designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

         7.4 POWER OF ATTORNEY. Upon the occurrence and during the continuance of any Event of Default, without limiting Silicon's other rights and remedies, Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Silicon agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Silicon may, in its sole discretion, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Silicon's Collateral or in which Silicon has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (e) Endorse all checks and other forms of remittances received by Silicon; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of Borrower.

         7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

         7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the Massachusetts Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise



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or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8.       DEFINITIONS.

         As used in this Agreement, the following terms have the following meanings:

         "ACCOUNT DEBTOR" means the obligor on a Receivable.

         "AFFILIATE" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

         "BUSINESS DAY" means a day on which Silicon is open for business in Massachusetts.

         "CODE" means the Uniform Commercial Code as adopted and in effect in the Commonwealth of Massachusetts from time to time.

         "COLLATERAL" has the meaning set forth in Section 2.1 above.

         "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

         "DEPOSIT ACCOUNT" has the meaning set forth in the Code.

         "ELIGIBLE RECEIVABLES" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Silicon, in its commercially reasonably judgment, shall deem eligible for borrowing, based on such considerations as Silicon may from time to time deem appropriate. Without limiting the fact that the determination of which Receivables are eligible for borrowing is a matter of Silicon's discretion, the following (the "MINIMUM ELIGIBILITY REQUIREMENTS") are the minimum requirements for a Receivable to be an Eligible Receivable: (i) the Receivable must not be outstanding for more than 90 days from its invoice date, (ii) the Receivable must not be subject to any contingencies (including Receivables arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional, except as may otherwise be acceptable to Silicon in its commercially reasonable discretion), (iii) the Receivable must not the subject of a dispute (whether or not relating to the particular Receivable) and then shall be excluded only to the extent of such dispute, (iv) the Receivable must not be owing from an Affiliate of Borrower, (v) the Receivable must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not reasonably acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vi) the Receivable must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon's satisfaction, with the United States Assignment of Claims Act), (vii) the Receivable must not be owing from an Account Debtor located outside the United States (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), and (viii) the Receivable must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise, but shall only be excluded up to the extent of the amount of such purchase. Receivables owing from one Account Debtor will not be deemed Eligible Receivables to the extent they exceed 25% of the total Receivables outstanding. In addition, if more than 50% of the Receivables owing from an Account Debtor are outstanding more than 90 days from their invoice date (without regard to unapplied credits), then all Receivables owing from that Account Debtor will be deemed ineligible for borrowing. In addition, Eligible Receivables will be further reduced by the Borrower's "gross-down" reserves, as adjusted monthly and as reflected on the Borrower's balance sheets. Silicon may, from




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time to time, in its discretion, revise the Minimum Eligibility Requirements, upon 5 days prior written notice to the Borrower.

         "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

         "EVENT OF DEFAULT" means any of the events set forth in Section 7.1 of this Agreement.

         "GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

         "INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

         "INVESTMENT PROPERTY" has the meaning set forth in the Code.

         "OBLIGATIONS" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon in connection with this Agreement, however evidenced, including, without limitation, the Borrower's obligations pursuant to the IP Security Agreement, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, foreign exchange contracts, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Silicon in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, reasonable attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement.

         "PERMITTED LIENS" means the following: (i) purchase money security interests or security interests arising in connection with the capitalized leases, in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable and which are not the subject of collection action; (iv) additional security interests and liens consented to in writing by Silicon, which consent shall not be unreasonably withheld; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, landlords, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or which are being contested in good faith; (vii) liens incurred in connection



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with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and (viii)Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Silicon will have the right to require, as a condition to its consent under subsection (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

         "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

         "RECEIVABLES" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, securities accounts, investment property, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

         "RESERVES" means, as of any date of determination, such amounts as Silicon may from time to time establish and revise in good faith reducing the amount of Loans, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by Silicon in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Receivables), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Silicon in the Collateral (including the enforceability, perfection and priority thereof); or
(b) to reflect Silicon's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Silicon is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Silicon determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

         OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.       GENERAL PROVISIONS.

         9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, and other items of payment received by Silicon (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations three Business Days after receipt by Silicon of immediately available funds (except that wired funds will be applied within one Business Day from receipt thereof), and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day. Silicon may charge Borrower's loan account for the amount of any item of payment which is returned to Silicon unpaid.

         9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Silicon's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Silicon shall determine in its sole discretion, unless directed by Borrower prior to an Event of Default.



                                       14
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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


         9.3 CHARGES TO ACCOUNTS. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Silicon.

         9.4 MONTHLY ACCOUNTINGS. Silicon shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Silicon), unless Borrower notifies Silicon in writing to the contrary within sixty days after each account is received by Borrower, describing the nature of any alleged errors or admissions.

         9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Silicon shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. Notices to Borrower shall be directed to its Chief Financial Officer with a copy to its General Counsel. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

         9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

         9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

         9.8 WAIVERS. The failure of Silicon at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.

         9.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon, but nothing herein shall relieve Silicon from liability for its own gross negligence or willful misconduct.



                                       15
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--------------------------------------------------------------------------------


         9.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Silicon.

         9.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

         9.12 ATTORNEYS FEES AND COSTS. Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Borrower. In satisfying Borrower's obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon's attorneys, Riemer & Braunstein, LLP, but Borrower acknowledges and agrees that Riemer & Braunstein, LLP is representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, Silicon shall be entitled to recover its reasonable costs and attorneys' fees, including (but not LIMITED to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this
Section 9.12 shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

         9.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Silicon; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release Borrower from its liability for the Obligations.

         9.14 RIGHT OF SET-OFF. Borrower and any guarantor hereby grant to Silicon, a lien, security interest and right of setoff as security for all Obligations to Silicon, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Silicon or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Silicon may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE SILICON TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         9.15. JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

         9.16 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be



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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


done by Silicon, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, or if later, upon Borrower obtaining knowledge of the existence of such claim. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other present or future agreement.

         9.17 SECTION HEADINGS; CONSTRUCTION. Section headings are only used in this Agreement for convenience. Borrower and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable section, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Borrower under any rule of construction or otherwise.

         9.18 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and Borrower shall be governed by the laws of the Commonwealth of Massachusetts. As a material part of the consideration to Silicon to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon's option, be litigated in state or federal courts located within Massachusetts; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, provided, however, that if for any reason Silicon cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara, California.

         9.19 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

10.      CONFIDENTIALITY

         In handling any confidential information, Silicon shall exercise the same degree of care that it exercises for its own proprietary and confidential information, but disclosure of information may be made: (i) to Silicon 's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower, provided such subsidiaries and/or affiliates agree to bound by confidentiality provisions no less restrictive than those in this Agreement; (ii) to prospective transferees or purchasers of any interest in the Loans, provided such transferees and purchasers agree in writing to be bound by confidentiality provisions no less restrictive than those in this Agreement;
(iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Silicon 's examination or audit, provided the recipient of the information agrees to be bound by confidentiality provisions no less restrictive than those in this Agreement; and (v) as Silicon considers appropriate in exercising remedies under this Agreement, provided Silicon notifies Borrower prior to any such disclosure. Confidential information does not include information that either: (a) is in the public domain or in Silicon 's possession when disclosed to Silicon , or becomes part of the public domain after disclosure to Silicon other than due to Silicon's breach of its confidentiality obligations hereunder; or (b) is disclosed to Silicon by a third party, if Silicon reasonably does not know that the third party is prohibited from disclosing the information.




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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.


BORROWER:

INFINIUM SOFTWARE, INC.


BY: _____________________________________


TITLE: __________________________________



SILICON:

SILICON VALLEY BANK, D/B/A
SILICON VALLEY EAST


BY: _____________________________________


TITLE: __________________________________

SILICON VALLEY BANK

                                   SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT


BORROWER: INFINIUM SOFTWARE, INC.
ADDRESS:  25 COMMUNICATIONS WAY
          HYANNIS, MASSACHUSETTS 02601

DATE:     OCTOBER 26, 2001


This Schedule forms an integral part of the Loan and Security Agreement between Silicon Valley Bank and the above-borrower of even date.
================================================================================

1.       CREDIT LIMIT

         (Section 1.1): An amount not to exceed the lesser of (A) or (B), below:

================================================================================
         (A)
                  ==============================================================
                  (i) $3,000,000 at any one time outstanding (the "Maximum Credit Limit"); MINUS
================================================================================
                  ==============================================================
                  (ii) the aggregate amounts then undrawn on all outstanding letters of credit or foreign exchange contracts issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.
================================================================================
         (B)
                  ==============================================================
                  (i) 65% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above); MINUS
================================================================================
                  ==============================================================
                  (ii) the aggregate amounts then undrawn on all outstanding letters of credit or foreign exchange contracts, issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.
================================================================================

         LETTER OF CREDIT/FOREIGN EXCHANGE CONTRACT SUBLIMIT
         (Section 1.5):    $500,000

2.       INTEREST.

         INTEREST RATE (Section 1.2):

         A rate equal to the "Prime Rate" in effect from time to time, plus 1.00% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

         MINIMUM MONTHLY
         INTEREST (Section 1.2):     N/A.



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--------------------------------------------------------------------------------


================================================================================

3.  FEES (Section 1.4):

         Loan Fee: $30,000.00, with $15,000.00 payable (and having been received) upon execution of the Loan Commitment between Silicon and the Borrower and remaining $15,000.00 payable upon the execution of this Agreement.

         Prepayment Fee: If the Obligations are voluntarily or involuntarily (in the event of bankruptcy) prepaid or if this Agreement is otherwise terminated prior to its maturity, the Borrower shall pay to Silicon a termination fee in the amount equal to 1% of the Maximum Credit Limit then in effect, provided that no such termination fee shall be charged if the credit facility hereunder is replaced or transferred to another division of Silicon. The termination fee shall be due and payable upon prepayment by the Borrower in the case of voluntary prepayments or upon demand by Silicon in the event of applicable involuntary prepayment, and if not paid immediately shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.


================================================================================

4.  MATURITY DATE

         (Section 6.1):    December 31, 2002
================================================================================

5.  FINANCIAL COVENANTS

         (Section 5.1): Borrower shall comply with each of the following covenant(s). Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

         a.       TANGIBLE NET WORTH:

         Borrower shall maintain a deficit Tangible Net Worth of not a greater deficit than the sum of (i) plus (ii) below:

         =======================================================================
         (i)      (a)      ($19,000,000) from the date of this Agreement until
                           and including November 30, 2001;
================================================================================
                  (b)      ($16,500,000) from December 1, 2001 until and
                           including February 28, 2002;

                  (c) ($13,750,000) from March 1, 2002 until and including May 30, 2002; and

                  (d)      ($10,000,000) thereafter
         =======================================================================
         (ii) 80% of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower which is subordinated by written agreement to the Obligations hereunder.
================================================================================

In no event shall the amount of this Minimum Tangible Net Worth covenant be decreased.

         =======================================================================
         b.       COMPENSATING BALANCES.
================================================================================

         Borrower shall maintain at least $1,000,000.00 in cash on deposit (non-interest bearing) with Silicon at all times during the term of this Agreement

         DEFINITIONS. For purposes of the foregoing financial covenants, the following term shall have the following meaning:



                                       2
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SILICON VALLEY BANK                      SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


================================================================================

                  "Liabilities" shall have the meaning ascribed thereto by generally accepted accounting principles.

                  "Tangible Net Worth" shall mean the excess of total assets of the Borrower over total liabilities of the Borrower, determined in accordance with generally accepted accounting principles, with the following adjustments:

                  (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to the Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

                  (B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion.
================================================================================

6.  REPORTING.

      (Section 5.3):

         Borrower shall provide Silicon with the following:

         1. Monthly, and upon each loan request, transaction reports and borrowing base certificates in the form of Exhibit 5.3.1 attached hereto. Subsequent to the initial loan requests, weekly reports shall be required hereunder unless otherwise agreed to between the parties hereto.

         2. Monthly Receivable agings, aged by invoice date, and receivable reconciliations, within fifteen days after the end of each month.

         3. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within fifteen days after the end of each month.

         4. Monthly unaudited financial statements, as soon as available, and in any event within thirty days after the end of each month.

         5. Monthly Compliance Certificates, within thirty days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month there exists no Event of Default under this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

         6. Quarterly unaudited financial statements, as soon as available, and in any event within forty-five days after the end of each fiscal quarter of Borrower.

         7. Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty days prior to the end of each fiscal year of Borrower.




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SILICON VALLEY BANK                      SCHEDULE TO LOAN AND SECURITY AGREEMENT
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         8.       Annual financial statements, as soon as available, and in any event within 120 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to Silicon.

         9. Such additional reports and information as Silicon may from time to time reasonably specify.
================================================================================

7.       BORROWER INFORMATION:

         PRIOR NAMES OF
         BORROWER

         (Section 3.2):             See Perfection Certificate of even date

         PRIOR TRADE
         NAMES OF BORROWER
         (Section 3.2):             See Perfection Certificate of even date

         EXISTING TRADE
         NAMES OF BORROWER
         (Section 3.2):             See Perfection Certificate of even date

         OTHER LOCATIONS AND
         ADDRESSES (Section 3.3):   See Perfection Certificate of even date

         MATERIAL ADVERSE
         LITIGATION (Section 3.10): See attached Schedule 3.10
================================================================================

8.       OTHER COVENANTS

         (Section 5.1): Borrower shall at all times comply with all of the following additional covenants:

         (1) BANKING RELATIONSHIP. In order for Silicon to properly monitor its loan arrangement with the Borrower, Borrower shall at all times maintain its primary operating accounts with Silicon.

         (2) SUBORDINATION OF INSIDE DEBT. All loans of the Borrower after June 30, 2001 from its officers, directors and shareholders ("Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Silicon's standard form. Borrower represents and warrants that there is no Inside Debt incurred after June 30, 2001presently outstanding, except for the following: NONE. Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Silicon a subordination agreement on Silicon's standard form.

         (3) SUBORDINATION AGREEMENTS. Borrower warrants and represents that there is no presently outstanding loans from any third party incurred after June 30, 2001 and Borrower further agrees that prior to incurring any loans in the future, Borrower shall concurrently cause any such creditor to execute and deliver a Subordination Agreement in such form as Silicon shall specify, subordinating to the Obligations the indebtedness of Borrower to such creditor.

         (4) INTELLECTUAL PROPERTY SECURITY AGREEMENT. As a condition precedent to the effectiveness of this Agreement, Borrower shall have executed and delivered an Intellectual Property Security Agreement (the "IP Security Agreement"), substantially in the form attached hereto as Exhibit B.


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--------------------------------------------------------------------------------

SILICON VALLEY BANK                      SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------





BORROWER:                                   SILICON:

INFINIUM SOFTWARE, INC.                     SILICON VALLEY BANK, d/b/a


By: ___________________________             By: ________________________________

Title: ________________________             Title: _____________________________




























                                       6